Exhibit 99.(a).(1).(Q)

XETA Technologies

Stock Option Exchange Program

Paper Election Instructions/Withdrawal Instructions

IMPORTANT:

THE PAPER ELECTION AND WITHDRAWAL PROCESS SHOULD ONLY BE USED IF THE ONLINE ELECTION PROCESS IS NOT AVAILABLE DUE TO TECHNICAL DIFFICULTIES OR YOUR INABILITY TO ACCESS THE INTRANET SITE.

In the Paper Election Form that follows, you will find information regarding your current outstanding stock option grants that are eligible for exchange in the Exchange Program, and instructions for making an election to participate in the Exchange Program.

Please read these entire instructions carefully.

PAPER ELECTION INSTRUCTIONS:

To make an election with respect to the Exchange Program, complete steps 1-3 as follows before the expiration deadline of 11:00 p.m. Central, on October 16, 2009 (or such later date as may apply if the Exchange Program deadline is extended):

(1)  In the Table under Step #1 on the Paper Election Form, place a check mark in the circle next to “YES, I want to exchange this option” appearing in the far left column for each option grant listed that you wish to exchange.  If you do not want to exchange the option grant listed, place a check mark in the circle next to “NO, do not exchange”.

(2)  Read the Terms of Agreement set forth under Step #2.

(3)  Sign the Paper Election Form, print your name, phone number and the date in the spaces provided under Step #3, then submit your Paper Election Form either:

By Facsimile

Attention:  Kim Hodge, Payroll and Benefits Administrator

Facsimile: (918)588-4802

By mail or courier

XETA Technologies, Inc.

Attention:  Stock Option Exchange Program

1814 W. Tacoma Street

Broken Arrow, Oklahoma  74012

TO BE EFFECTIVE, YOUR ELECTION FORM MUST BE SUBMITTED AND RECEIVED BY US BEFORE THE EXCHANGE PROGRAM DEADLINE.

WITHDRAWAL INSTRUCTIONS:

You may withdraw your election any time before 11:00 p.m. Central Time on Friday, October 16, 2009 (or, if we extend the deadline, before 11:00 p.m. Central Time on such later expiration date). THE LAST ELECTION FORM OR NOTICE OF WITHDRAWAL PROPERLY SUBMITTED BY YOU AND RECEIVED BY US PRIOR TO THE EXPIRATION OF THE EXCHANGE PROGRAM WILL PREVAIL.

To withdraw your previous election, simply:

(1)  Sign the paper Notice of Withdrawal form, print you name, date and phone number where provided, then submit your Notice of Withdrawal either:

By Facsimile

Attention:  Kim Hodge, Payroll and Benefits Administrator

Facsimile: (918)588-4802

By mail or courier

XETA Technologies, Inc.

Attention:  Stock Option Exchange Program

1814 W. Tacoma Street

Broken Arrow, Oklahoma  74012

If you want to make a new election after submitting a Notice of Withdrawal withdrawing your previous election(s), you may only do so by paper election method by submitting a new Paper Election Form in accordance with the Paper Election Instructions above.

TO BE EFFECTIVE, YOUR NOTICE OF WITHDRAWAL MUST BE SUBMITTED AND RECEIVED BY US BEFORE THE EXPIRATION DEADLINE.  AFTER THE EXCHANGE PROGRAM EXPIRES, YOU CANNOT WITHDRAW OR CHANGE YOUR ELECTION AND ALL ELECTIONS WILL BE DEEMED FINAL.